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                                                                   Exhibit 99a.2
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                      ROTHSCHILD FIVE ARROWS CURRENCY TRUST
                               AMENDMENT NO. 1 TO
                           THE MASTER TRUST AGREEMENT

         AMENDMENT NO. 1 to the Master Trust Agreement of Rothschild Five Arrows Currency Trust (the "Trust") dated August 13, 1996 to be effective as of this 17th day of January, 1997.

                               W I T N E S S E T H
                               -------------------

         WHEREAS, Section 7.3 of the Master Trust Agreement dated as of August 13, 1996 (the "Agreement") of the Trust provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder; and

         WHEREAS, Section 1.1 of the Agreement further provides that the Trustees shall conduct the business of the Trust under such name as they may from time to time determine;

         WHEREAS, the Trustees wish to amend Section 1.1 of the Agreement to change the name of the Trust;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         Section 1.1 shall be deleted and replaced in its entirety with the following

                  Section 1.1 NAME AND PRINCIPAL OFFICE. The Trust shall be known as "Five Arrows Short-Term Investment Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. The principal office of the Trust is located at 3435 Stelzer Road, Columbus, OH 43219 or such location as the Trustees may from time to time determine.


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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seal for themselves and their assigns, as of this 17th day of January, 1997.

                                            /s/ Peter B. Collacott
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                                            Peter B. Collacott

                                            /s/ Paul R. Freeman
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                                            Paul R. Freeman

                                            /s/ Alan T. Jeffers
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                                            Alan T. Jeffers

                                            /s/ Roger M. Kubarych
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                                            Roger M. Kubarych

                                            /s/ Bryan J. Walsh
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                                            Bryan J. Walsh